As filed with the Securities and Exchange Commission on February 2, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

641 Lexington Avenue
New York, New York 10022
(212) 218-7910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Anthony Galici
641 Lexington Avenue
New York, New York 10022
(212) 218-7910
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

William J. Cernius, Esq.

Lewis W. Kneib, Esq.

John Giouroukakis, Esq.
Latham & Watkins LLP
885 Third Avenue,
New York, New York 10022
(212) 905-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ◻

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧	Smaller reporting company ⌧
(Do not check if a smaller reporting company)	Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ◻

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price		Amount of registration fee
Common Stock		(1)(2)
Preferred Stock		(1)(2)
Depositary Shares		(1)
Warrants		(1)
Units		(1)
Total	$500,000,000	(3)	$48,325(4)

(1) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2) Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3) Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of depositary shares or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $500,000,000.
(4) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(p) of the rules and regulations under the Securities Act of 1933, as amended, a portion of the Registration Fee of $54,550 due for the registration of the securities to be registered pursuant to this registration statement is offset by $6,225 of the registration fee previously paid by the registrant under Registration Statement No. 333-224229, which was initially filed on April 11, 2018 and declared effective on April 25, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 2, 2021.

PROSPECTUS

INDUS REALTY TRUST, INC.

$500,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

We may offer and sell up to $500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities to be offered, which may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve the status of our company as a real estate investment trust for U.S. federal income tax purposes. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution,” respectively, for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “INDT”. On February 1, 2021, the last reported sale price of our common stock on Nasdaq was $63.76 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY READ AND CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS2

THE COMPANY3

RISK FACTORS4

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE11

USE OF PROCEEDS13

DESCRIPTION OF CAPITAL STOCK14

DESCRIPTION OF DEPOSITARY SHARES26

DESCRIPTION OF WARRANTS29

DESCRIPTION OF UNITS30

GLOBAL SECURITIES31

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS35

PLAN OF DISTRIBUTION58

LEGAL MATTERS60

EXPERTS61

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in or incorporated by reference into this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described in the section entitled “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “INDUS,” “we,” “our,” “us” and the “Company” in this prospectus, we mean INDUS Realty Trust, Inc., and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including, but not limited to, statements regarding our business and growth strategy, our plans and objectives with respect to our operations and status as a real estate investment trust, or a REIT, including, without limitation, expectations regarding our tax status and ability to avoid the incurrence of certain taxes and penalties, the impacts to stockholders of our organizational structure, expectations regarding the payment of the E&P Distribution and other future distributions, expectations regarding the use of any future proceeds from offerings under this Registration Statement on Form S-3, and any future sales of securities, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” the negatives of these terms and similar expressions are intended to identify forward-looking statements. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements made herein are based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS. These forward-looking statements speak only as of the respective dates of this prospectus and INDUS’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various risks, uncertainties, assumptions and other important factors, including those set forth in the sections entitled “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

THE COMPANY

We are a REIT, principally engaged in developing, acquiring, managing and leasing high-quality industrial and logistics properties in select supply-constrained markets in the United States. We seek to add to our property portfolio through the development of land or the acquisition of modern, market-appropriate logistics buildings in the markets we target, all of which can serve multiple drivers of demand in the modern supply chain.

Although our real estate holdings primarily consist of industrial/logistics properties, we also own a limited number of office/flex properties and land parcels. We may sell certain office/flex properties or portions of our undeveloped land that we have owned for an extended time period and the use of which is not consistent with our core industrial and logistics strategy.

We filed our certificate of incorporation with the Secretary of State of Delaware on March 10, 1970. On December 30, 2020, we completed an internal merger to reincorporate in Maryland. Prior to December 31, 2020, we were known as Griffin Industrial Realty, Inc. On December 31, 2020, we changed our name to INDUS Realty Trust, Inc. after our reincorporation from Delaware to Maryland on December 30, 2020 and our decision to elect REIT-status.

Our corporate headquarters is located at 641 Lexington Avenue, New York, New York 10022, and our telephone number is 212-218-7910.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. In addition to the risk factors described below, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Organizational Structure

Our rights and the rights of our stockholders to take action against our directors and officers are limited.

Maryland law provides that a director has no liability in the capacity as a director if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the company’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. As permitted by Maryland law, our charter limits the liability of our directors and officers to the Company and our stockholders for money damages, except for liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or
●	a final judgment based on a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter requires us to indemnify our directors and officers for actions taken by them in those capacities and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the maximum extent permitted by Maryland law, and we have entered into indemnification agreements with our directors and executive officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. Accordingly, in the event that any of our directors or officers are exculpated from, or indemnified against, liability but whose actions impede our performance, our stockholders’ ability to recover damages from that director or officer will be limited.

Our charter and bylaws contain provisions that may delay, defer or prevent an acquisition of our common stock or a change in control.

Our charter and bylaws contain a number of provisions, the exercise or existence of which could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interests, including the following:

●	Our Charter Contains Restrictions on the Ownership and Transfer of Our Stock. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our stock may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year other than the first year for which we elect to be taxed as a REIT. Subject to certain exceptions, our charter prohibits any stockholder from owning beneficially or constructively more than 5.5% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 5.5% in value of the aggregate of the outstanding shares of all classes or series of our stock. We refer to these restrictions collectively as the “ownership limits.” The constructive ownership rules under the Internal Revenue Code of 1986, as amended, or the Code, are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 5.5% of our outstanding common stock or the outstanding shares of all classes or series of our stock by an individual or entity could cause that individual or entity or another individual or entity to own constructively in excess of the relevant ownership limits. Our charter also prohibits any person from owning shares of our stock that could result in our being “closely held” under Section 856(h) of the

Code or otherwise cause us to fail to qualify as a REIT. Any attempt to own or transfer shares of our common stock or of any of our other capital stock in violation of these restrictions may result in the shares being automatically transferred to a charitable trust or may be void. These ownership limits may prevent a third-party from acquiring control of us if our board of directors does not grant an exemption from the ownership limits, even if our stockholders believe the change in control is in their best interests. Although it is under no continuing obligation to do so, our board of directors intends to grant some limited exemptions from the ownership limits applicable to certain holders of our common stock, subject to certain initial and ongoing conditions designed to protect our status as a REIT, including, if deemed advisable, the receipt of an Internal Revenue Service, or IRS, private letter ruling or an opinion of counsel.
●	Our Board of Directors Has the Power to Cause Us to Issue Additional Shares of Our Stock Without Stockholder Approval. Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of common stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a class or series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Certain provisions of Maryland law may limit the ability of a third-party to acquire control of us.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third-party from acquiring us or of impeding a change of control under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

●	“business combination” provisions that, subject to limitations, prohibit certain business combinations between an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of any interested stockholder for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two super-majority stockholder voting requirements on these combinations; and
●	“control share” provisions that provide that holders of “control shares” of the Company (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the Maryland Business Combination Act, or the MBCA, our board of directors has by resolution exempted from the provisions of the MBCA business combinations between any other person and us. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that these exemptions or resolutions will not be amended or eliminated at any time in the future.

Additionally, Title 3, Subtitle 8 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain takeover defenses, such as a classified board, some of which we do not have.

Our bylaws designate the Circuit Court for Baltimore City, Maryland, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to bring a claim in a judicial forum that the stockholders believe is a more favorable judicial forum for disputes with us or our directors, officers or other employees.

Our bylaws provide that, subject to limited exceptions, the Circuit Court for Baltimore City, Maryland, is the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws or (e) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes is more favorable for disputes against us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Risks Related to our REIT Structure

If we fail to remain qualified as a REIT, we would be subject to corporate income taxes and would not be able to deduct distributions to stockholders when computing our taxable income.

We currently operate in a manner that is intended to allow us to qualify as a REIT for federal income tax purposes commencing with our taxable year beginning January 1, 2021. However, we cannot assure you that we have qualified or will remain qualified as a REIT. Qualification as a REIT requires us to satisfy numerous requirements established under highly technical and complex sections of the Code, which may change from time to time and for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. If we fail to qualify as a REIT in any taxable year:

●	we would be subject to federal income tax on our taxable income computed in the usual manner for corporate taxpayers without deduction for distributions to our stockholders and we may need to borrow additional funds or issue securities to pay such additional tax liability;
●	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified; and
●	we will not be required to make distributions to our stockholders.

As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital.

In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and requirements regarding the sources of our gross income. Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, our ability to qualify as a REIT for federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if we remain qualified as a REIT, we may owe taxes under certain circumstances.

Even if we qualify as a REIT, we will be subject to certain U.S. federal, state and local taxes on our income and property, including on taxable income that we do not distribute to our stockholders, and on net income from certain “prohibited transactions”. In addition, if we fail to qualify as a REIT but nevertheless qualify for relief under certain statutory relief provisions, we may be required to pay an excise or penalty tax (which could be significant in amount) in order to utilize one or more such relief provisions under the Code to maintain our qualification as a REIT. Moreover, our taxable REIT subsidiary will be subject to tax as a regular corporation in the jurisdictions it operates. Furthermore, if we sell an asset we held on the first day of the first taxable year for which we qualify as a REIT (i.e., January 1, 2021) during the five-year period beginning on such first day, we generally will be required to pay regular U.S. federal corporate income tax on the gain to the extent of the excess of (i) the fair market value of the asset, over (ii) our adjusted tax basis in the asset, determined as of the first day of the first taxable year for which we qualify as a REIT.

To maintain our REIT status, we may be forced to obtain capital during unfavorable market conditions, which could adversely affect our overall financial performance.

In order to qualify as a REIT, we will generally be required each year to distribute to our stockholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain), and we will be subject to tax to the extent our taxable income (including net capital gain) is not fully distributed. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our net capital gains, and 100% of our undistributed income from prior years. Accordingly, we may not be able to retain sufficient cash flow from operations to meet our debt service requirements and repay our debt. Therefore, we may need to raise additional capital for these purposes, and we cannot assure you that a sufficient amount of capital will be available to us on favorable terms, or at all, when needed. Further, in order to maintain our REIT qualification and avoid the payment of income and excise taxes, we may need to borrow funds to meet the REIT distribution requirements. These borrowing needs could result from, among other things, differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. These borrowings, however, may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of factors, including the market’s perception of our growth potential, our current debt levels, the per share trading price of our common stock, and our current and potential future earnings. We cannot assure you that we will have access to such capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities and/or to dispose of assets at inopportune times.

There will be uncertainties relating to our estimate of the E&P Distribution.

To qualify for taxation as a REIT effective for the year ended December 31, 2021, we are required to distribute to our stockholders on or before December 31, 2021, our undistributed accumulated earnings and profits attributable to taxable periods ending prior to January 1, 2021 (that is, the period prior to our election to be taxed as a REIT), which we refer to as the “E&P Distribution.” We intend to make this E&P Distribution on March 8, 2021, consisting of a total value of $11,250,000, to our holders of record as of January 22, 2021 and believe that the total value of the E&P Distribution will be sufficient to fully distribute our accumulated earnings and profits and that a portion of the E&P Distribution will exceed our accumulated earnings and profits. However, the amount of our accumulated earnings and profits is a complex factual and legal determination. We may have less than complete information at the time we estimate our earnings and profits or may interpret the applicable law differently from the IRS. Substantial uncertainties exist relating to the computation of our undistributed accumulated earnings and profits, including the possibility that the IRS could, in auditing tax years through 2020, successfully assert that our taxable income should be increased, which could increase our pre-REIT accumulated earnings and profits. Thus, we could fail to satisfy the requirement that we distribute all of our pre-REIT accumulated earnings and profits by the close of our first taxable year as a REIT. Moreover, although there are procedures available to cure a failure to distribute all of our pre-REIT accumulated earnings and profits, we cannot now determine whether we would be able to take advantage of them or the economic impact to us of doing so.

If you receive dividends in shares of our stock, you may be required to pay tax in excess of any cash you receive.

We intend to pay a portion of the E&P Distribution in our common stock and may in the future distribute other taxable dividends that are payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, such sales may have an adverse effect on the per share trading price of our common stock.

Our taxable REIT subsidiaries will be subject to federal income tax, and we will be required to pay a 100% penalty tax on certain income or deductions if our transactions with our taxable REIT subsidiaries are not conducted on arm’s length terms.

We own an interest in a taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is an entity treated as a corporation for federal income tax purposes other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a 100% excise tax will be imposed on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s length basis.

Not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries. We anticipate that the aggregate value of the stock and other securities of any taxable REIT subsidiaries that we own will be less than 20% of the value of our total assets, and we will monitor the value of these investments to ensure compliance with applicable asset test limitations.

REIT ownership limitations may restrict or prevent you from engaging in certain transfers of our common stock.

In order to satisfy the requirements for REIT qualification, no more than 50% in value of all classes or series of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year beginning with our 2022 taxable year. To assist us in satisfying this share ownership requirement, our charter imposes ownership limits on our shares of stock. Under applicable constructive ownership rules, any shares of stock owned by certain affiliated owners generally would be added together for purposes of the common stock ownership limits. See the section entitled “Description of Capital Stock – Common Stock – Restrictions on Ownership and Transfer.”

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our common stock. If we fail to comply with one or more of the asset tests at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. In order to meet these tests, we may be required to forego investments we might otherwise make or to liquidate otherwise attractive investments. Thus, compliance with the REIT requirements may hinder our performance and reduce amounts available for distribution to our stockholders.

The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions which would be treated as sales for federal income tax purposes.

Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating company, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of our properties or that we will always be able to make use of the available safe harbors.

We have not established a minimum distribution payment level, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We are generally required to distribute to our stockholders at least 90% of our net taxable income (excluding net capital gains) each year to qualify as a REIT under the Code. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our net taxable income (including net capital gains), we will be subject to federal corporate income tax on our undistributed net taxable income. We intend to distribute at least 100% of our net taxable income (including net capital gains). However, our ability to make distributions to our stockholders may be adversely affected by the issues described in the risk factors set forth herein and in those incorporated herein by reference. Subject to satisfying the requirements for REIT qualification, we intend over time to make regular quarterly distributions to our stockholders. Our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders. Our board of directors makes determinations regarding distributions based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, satisfaction of the requirements for REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. Among the factors that could impair our ability to make distributions to our stockholders are:

●	our inability to realize attractive returns on our investments;
●	unanticipated expenses that reduce our cash flow or non-cash earnings;
●	decreases in the value of the underlying assets; and
●	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, it is possible that we will not be able to continue to make distributions to our stockholders or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our shares of common stock. Distributions could be dilutive to our financial results and may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of common stock. We also may need to borrow funds or use proceeds from the sale of assets to fund distributions.

Dividends payable by REITs, including us, generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for these reduced rates. Under the 2017 Tax Reform Act, however, U.S. stockholders that are individuals, trusts and estates generally may deduct up to 20% of the ordinary dividends (e.g., dividends not designated as capital gain dividends or qualified dividend income) received from a REIT for taxable years beginning after December 31, 2017 and before January 1, 2026. Although this deduction reduces the effective tax rate applicable to certain dividends paid by REITs, such tax rate is still higher than the tax rate applicable to corporate dividends that constitute qualified dividend income. Accordingly, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs.

Legislative or regulatory action affecting REITs could adversely affect us or our stockholders.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Changes to the tax laws, regulations and administrative interpretations, which may have retroactive application, could adversely affect us and may impact our taxation or that of our stockholders. Accordingly, we cannot assure you that any such change will not significantly affect our ability to qualify for taxation as a REIT or the federal income tax consequences to us of such qualification.

U.S. federal tax reform legislation could affect REITs generally, the geographic markets in which we operate, our stock and our results of operations, both positively and negatively in ways that are difficult to anticipate.

As a REIT, we are generally not required to pay federal taxes otherwise applicable to regular corporations (except for income generated by our taxable REIT subsidiaries) if we comply with the various tax regulations governing REITs. Stockholders, however, are generally required to pay taxes on REIT dividends. Tax reform legislation affects the way in which dividends paid on shares of our common stock are taxed and could impact our stock price or how stockholders and potential investors view an investment in REITs generally. In addition, while certain elements of tax reform legislation may not impact us directly as a REIT, they could impact the geographic markets in which we operate, particularly affecting tenants of our leased property and their corporate tax obligations, if any.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.indusrt.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019, filed with the SEC on February 13, 2020 (File No. 001-12879);
●	the Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2020, filed with the SEC on April 9, 2020 (File No. 001-12879);
●	the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2020, filed with the SEC on July 9, 2020 (File No. 001-12879);
●	the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2020, filed with the SEC on October 8, 2020 (File No. 001-12879);
●	the Company’s Current Report on Form 8-K12G3, filed with the SEC on January 4, 2021 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);
●	the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2020 (File No. 001-12879);
●	the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2020 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);
●	the Company’s Current Report on Form 8-K, filed with the SEC on August 28, 2020 (File No. 001-12879);

●	the Company’s Current Report on Form 8-K, filed with the SEC on July 6, 2020 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);
●	the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2020 (File No. 001-12879);
●	the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2020 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);
●	the Company’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879);
●	the Company’s Current Report on Form 8-K, filed with the SEC on December 23, 2019 (except for information furnished in Item 7.01 therein and all exhibits related thereto) (File No. 001-12879); and
●	the Description of Capital Stock set forth in this Registration Statement and any amendments or reports filed with the SEC for the purpose of further updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC (including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address or telephone number:

INDUS REALTY TRUST, INC.

Attn: Corporate Secretary

641 Lexington Avenue,

New York, New York 10022

(212) 218-7910

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for real estate acquisitions and investments consistent with our strategies, repayment of debt and general corporate purposes, or as otherwise set forth in any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
Common Stock

The following summary of the terms of the common stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find More Information; Incorporation by Reference.”

General. Our charter provides that we may issue up to 10,000,000 shares of common stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

Distributions. Subject to the preferential rights, if any, of holders of any class or series of our stock other than our common stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for distribution to our stockholders and are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Voting Rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may be otherwise specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. In uncontested elections, directors are elected by the affirmative vote of a majority of the total votes cast for and against such nominee. In contested elections, directors are elected by a plurality of all of the votes cast in the election of directors.

Under the MGCL, a Maryland corporation generally is not entitled to dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets are held by our operating company’s subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Other Rights. Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock have equal distribution, liquidation and other rights.

Power to Increase or Decrease Authorized Shares of Common Stock, Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our common stock.

Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series of stock, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently intend to do so, it could authorize the issuance of shares of common stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing. Our common stock is listed on The Nasdaq Stock Market under the symbol “INDT”.

Restrictions on Ownership and Transfer. In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well.

Our charter contains restrictions on the ownership and transfer of our stock. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. Our charter provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 5.5%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock (referred to as the “common stock ownership limit”) or 5.5% in value of the outstanding shares of all classes or series of our stock (referred to as the “aggregate stock ownership limit”). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 5.5%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 5.5% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

Our board of directors, in its sole and absolute discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership (referred to as the “excepted holder limit”) if our board of directors determines that:

●	such exemption will not cause five or fewer individuals to beneficially own more than 49% in value of our outstanding stock; and
●	such stockholder does not and will not constructively own an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our board of directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as our board of directors may require in its sole and absolute discretion to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit. As of the date hereof, our board has granted or intends to grant limited waivers to certain holders of our common stock, including to certain members of the Cullman family, CM Change Industrial LP and certain advisors related to and/or funds managed by Gabelli Funds, LLC.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49% in value of our outstanding stock or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

Our charter further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that could result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and
●	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise, gift or other transaction, the market price at the time of such devise, gift or other transaction) and (ii) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount so payable to the trustee by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

In addition, if our board of directors determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class or series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) that is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Preferred Stock

The following summary of the terms of the preferred stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find More Information; Incorporation by Reference.” When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

General. Our charter provides that we may issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock. As of December 31, 2020, there were no shares of our preferred stock issued or outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

All shares of our preferred stock offered hereby will be duly authorized, fully paid and nonassessable. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

●	the designation and par value per share of such preferred stock and the number of shares of preferred stock offered;
●	the initial public offering price at which we will issue the shares of preferred stock;
●	whether the shares of preferred stock will be listed on any securities exchange;
●	the dividend rate or method of calculation and the payment dates for dividends;
●	whether dividends on such preferred stock are cumulative or not and, if cumulative, the dates from which dividends will start to accumulate;
●	any voting rights;
●	any conversion rights;
●	any preemptive rights;
●	any redemption or sinking fund provisions;
●	the amount of liquidation preference per share;
●	a discussion of certain material U.S. federal income tax considerations applicable to an investment in the preferred stock;
●	any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
●	any other specific preferences, rights, restrictions, limitations, qualifications, terms and conditions of such preferred stock.

Rank. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights. The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase or Decrease Authorized Shares of Preferred Stock, Reclassify Unissued Shares of Preferred Stock and Issue Additional Shares of Preferred Stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our preferred stock.

Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently intend to do so, it could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of preferred stock and to classify or reclassify unissued shares of preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 5.5% in value of the aggregate of the outstanding shares of all classes or series of our stock, subject to certain exceptions. Our board of directors may, from time to time, grant waivers from these restrictions, in its sole and absolute discretion. See the section entitled “Description of Capital Stock – Common Stock – Restrictions on Ownership and Transfer.” We may choose to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series.

Certain Provisions Of Maryland Law And Of Our Charter And Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, including the MGCL, and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find More Information; Incorporation by Reference.”

Our Board of Directors. Our board of directors currently consists of ten directors. Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased only by a majority vote of our board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL (which is one), nor increased to more than 15.

Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock may elect all of the nominees then standing for election as directors, and the holders of the remaining shares will not be able to elect any directors. In uncontested elections, directors are elected by the affirmative vote of a majority of the total votes cast for and against such nominee. In contested elections, directors are elected by a plurality of all of the votes cast in the election of directors.

Removal of Directors. Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors (except for cause and upon a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees.

Business Combinations. Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

Pursuant to the statute, our board of directors has by resolution exempted business combinations between the Company and any other person. As a result, any person described in the preceding sentence may be able to enter into business combinations with the Company that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that our board of directors will not amend or repeal this resolution in the future.

Control Share Acquisitions. The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more, but less than one-third;
●	one-third or more, but less than a majority; or
●	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future by our board of directors.

Subtitle 8. Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL that provide, respectively, for:

●	a classified board;
●	a two-thirds vote requirement for removing a director;
●	a requirement that the number of directors be fixed only by vote of the board of directors;
●	a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and
●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and that directors elected by the board to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of directorships and (ii) require, unless called by our board of directors, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders. Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. Our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendments to Our Charter and Bylaws. Except for those amendments permitted to be made without stockholder approval under Maryland law or our charter, our charter generally may be amended only if the amendment is first declared advisable by our board of directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, stockholders may alter, amend or repeal any provision of our bylaws and adopt new bylaws with the approval by a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Forum Selection. Our bylaws require, subject to limited exceptions, that any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders and other similar actions may be brought only in specified courts in the State of Maryland. Although we believe this provision will benefit us by limiting duplicative, costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of Maryland law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us or our directors, officers and other employees. This provision is intended to cover internal corporate claims and not actions arising under the federal securities laws.

Transactions Outside the Ordinary Course of Business. Under the MGCL, a Maryland corporation generally is not entitled to dissolve, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business. Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the close of business on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

REIT Qualification. Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws. Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including advance notice requirements for director nominations and other stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, if the resolution opting out of the business combination act was revoked or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability. Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
●	the director or officer actually received an improper personal benefit in money, property or services; or
●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and
●	a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes the Company to obligate itself to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
●	any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, trustee, member, manager, trustee, employee or agent of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

We have entered into indemnification agreements with our current directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of INDUS, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of INDUS and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of INDUS not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor INDUS assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor INDUS will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of INDUS and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. INDUS and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
●	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;
●	the terms of any rights to redeem or call the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	United States Federal income tax consequences applicable to the warrants; and
●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;
●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	exercise any rights as stockholders of INDUS.

Each warrant will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;
●	a “banking organization” within the meaning of the New York Banking Law;
●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream. If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other. The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as REIT and the acquisition, ownership and disposition of our capital stock. For purposes of this discussion, references to “we,” “our” and “us” mean only INDUS Realty Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

●	the Code;
●	current, temporary and proposed Treasury regulations promulgated under the Code, or the Treasury Regulations;
●	the legislative history of the Code;
●	administrative interpretations and practices of the IRS; and
●	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock, or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

●	the purchase, ownership and disposition of our capital stock, including the U.S. federal, state, local, non-U.S. and other tax consequences;
●	our election to be taxed as a REIT for U.S. federal income tax purposes; and
●	potential changes in applicable tax laws.
Taxation of Our Company

General. We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2021. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership.

Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate in a manner so as to qualify or remain qualified as a REIT. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company — Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this registration statement and our intended election to be taxed as a REIT. Latham & Watkins LLP will render an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ending December 31, 2021, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion will be based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

●	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.
●	Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
●	Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.
●	Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.
●	Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

●	Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
●	Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.
●	Eighth, if we sell (i) an asset we held on first day of the first taxable year for which we qualify as a REIT or (ii) any asset that we later acquire from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset determined as of the date on which we acquired the asset, in each case, during a five-year period beginning on the first day of the first taxable year for which we qualify as a REIT or acquire the asset, as applicable, then we generally will be required to pay regular U.S. federal corporate income tax on the gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, determined as of the first day of the first taxable year for which we qualify as a REIT or date on which we acquired the asset, as applicable. The results described in this paragraph with respect to the recognition of gain assume that we and the C corporation from whom we acquire the asset will refrain from making an election to receive different treatment under applicable Treasury Regulations. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.
●	Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.
●	Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company – Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.
●	Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.
●	Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)that is managed by one or more trustees or directors;
(2)that issues transferable shares or transferable certificates to evidence its beneficial ownership;
(3)that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)that is beneficially owned by 100 or more persons;
(6)not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and
(7)that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we will be organized and will operate and will issue sufficient shares of our capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the sections entitled “Description of Capital Stock – Common Stock – Restrictions on Ownership and Transfer” and “Description of Capital Stock – Preferred Stock – Restrictions on Ownership and Transfer,” respectively. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company — Failure to Qualify.”

In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, we plan to distribute our earnings and profits accumulated prior to the taxable year beginning January 1, 2021 before the end of the first taxable year for which we elect REIT status. In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, to the extent our operating company is treated as a partnership (rather than a disregarded entity, in which case, it will be disregarded as a separate entity from us, and we will be treated as owning all of its assets and deriving all of its items of income) for U.S. federal income tax purposes, our pro rata share of the assets and items of income of our operating company, including our operating company’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth in the section entitled “Material U.S. Federal Income Tax Considerations – Tax Aspects of Our Operating Company, the Subsidiary Partnerships and the Limited Liability Companies.”

We will have control of our operating company and any of its subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company — Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We and our operating company own interests in one company that will elect, together with us, to be treated as our taxable REIT subsidiary, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company — Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

●	The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;
●	Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;
●	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and
●	We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and, as the managing member of our operating company, we do not intend to permit our operating company, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

●	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and
●	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company — Failure to Qualify.” As discussed in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company – General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating company, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the managing member of our operating company, we intend to cause our operating company to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating company or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating company or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not expect to be subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our operating company own 100% of the interests in a company that will elect, together with us, to be treated as our taxable REIT subsidiary. So long as this company qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We may acquire additional interests in companies that will elect, together with us, to be treated as our taxable REIT subsidiaries. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to our operating company or as other members exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the

30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating company’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:

●	90% of our REIT taxable income; and
●	90% of our after-tax net income, if any, from foreclosure property; minus
●	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company – General.”

Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our operating company to the extent it is treated as a partnership, rather than a disregarded entity, for federal income tax purposes) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a

“publicly offered REIT.” We believe that we will be and expect we will continue to be, a publicly offered REIT. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we will make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our operating company may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company – General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such

REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company – Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Company, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held indirectly through our operating company. In addition, our operating company holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating company (to the extent it is treated as a partnership rather than a disregarded entity for federal income tax purposes), including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.

Entity Classification. Our interests in our operating company and any subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating company or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See the sections entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company —Asset Tests” and “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Income Tests,” respectively. This, in turn, could prevent us from qualifying as a REIT. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating company or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating company and any subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Items of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating company and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating company may, from time to time, acquire interests in property in exchange for interests in our operating company. In that case, the tax basis of these property interests generally will carry over to our operating company, notwithstanding their different book (i.e., fair market) value. To the extent our operating company is treated as a partnership for income tax purposes, it will be required to allocate income and losses with respect to these properties in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating company (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other members in our operating company. An allocation described in clause (2) above might cause us or the other members to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See the sections entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Annual Distribution Requirements,” respectively.

Any property acquired by our operating company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules. The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under these rules, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating company, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock

The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock. This discussion is limited to holders who hold our capital stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
●	persons holding our capital stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	REITs or regulated investment companies;
●	brokers, dealers or traders in securities;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock being taken into account in an applicable financial statement;

●	persons deemed to sell our capital stock under the constructive sale provisions of the Code; and
●	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Taxable U.S. Holders of Our Capital Stock – Tax Rates.” As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Taxable U.S. Holders of Our Capital Stock – Tax Rates,” the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

●	include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;
●	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
●	receive a credit or refund for the amount of tax deemed paid by it;
●	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
●	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Taxable U.S. Holders of Our Capital Stock – Tax Rates,” as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Taxable U.S. Holders of Our Capital Stock – Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Taxable U.S. Holders of Our Capital Stock – Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•is “substantially disproportionate” with respect to the U.S. holder,

•results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Taxable U.S. Holders of Our Capital Stock – Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Taxable U.S. Holders of Our Capital Stock – Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from us and gain arising upon a sale of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or
(2)the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or
(2)the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements, or qualified shareholders, are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Non-U.S. Holders of Our Capital Stock – Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we will be a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as The Nasdaq Stock Market LLC; and
(2)such non-U.S. holder owned, actually and constructively, 10% or less of our capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shares that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Taxable U.S. Holders of Our Capital Stock – Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Non-U.S. Holders of Our Capital Stock – Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described in the section entitled “Material U.S. Federal Income Tax Considerations – Taxation of Non-U.S. Holders of Our Capital Stock – Sale of Our Capital Stock.”

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or proceeds from the sale or other taxable disposition of such stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

●	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
●	the holder furnishes an incorrect taxpayer identification number;

●	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
●	the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our capital stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The Nasdaq Stock Market LLC, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Each of Latham & Watkins LLP and Venable LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of INDUS Realty Trust, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules of INDUS Realty Trust, Inc. (formerly known as Griffin Industrial Realty, Inc.) as of November 30, 2019 and 2018 and for each of the years in the three-year period ended November 30, 2019 and the effectiveness of internal control over financial reporting as of November 30, 2019 incorporated in this Prospectus by reference from the INDUS Realty Trust, Inc. (formerly known as Griffin Industrial Realty, Inc.) Annual Report on Form 10-K for the year ended November 30, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Trustee fees and expenses	$(1)
Depositary fees and expenses	$(1)
Warrant agent fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.

Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires the Company (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits the Company to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
●	the director or officer actually received an improper personal benefit in money, property or services; or
●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Company may not indemnify a director or officer in a suit by the Company or in our right in which the director or officer was adjudged liable to the Company or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Company or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits the Company to advance reasonable expenses to a director or officer upon our receipt of

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company; and
●	a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the Company if it is ultimately determined that the director or officer did not meet standard of conduct.

Our charter authorizes the Company to obligate itself to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; and
●	any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, trustee, member, manager, trustee, employee or agent of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

Our charter further provides, consistent with the MGCL, that the indemnification and payment or reimbursement of expenses provided in our charter shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

We have entered into indemnification agreements with our current directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.

Exhibits

A list of exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.

Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(v)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(vi) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(vii)Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.
2.1

Agreement and Plan of Merger, dated as of October 16, 2020, by and among the Company, Griffin DE and Griffin MD Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K12G3, filed with the SEC on January 4, 2021).

3.1

Articles of Amendment and Restatement of the Company, as amended (incorporated by reference in Exhibit 3.1 to the Company’s Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-224229), filed with the SEC on January 4, 2021).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K12G3, filed with the SEC on January 4, 2021).

4.1(a)**	Form of Deposit Agreement.
4.1(b)**	Form of Depositary Receipt.
4.2**	Form of Warrant.
4.3**	Form of Warrant Agreement.
4.4**	Form of Unit Agreement.

5.1*	Opinion of Venable LLP.
5.2*	Opinion of Latham & Watkins LLP.
8.1*	Tax Opinion of Latham & Watkins LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1).
23.4*	Consent of RSM US LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

* Filed herewith. ** To be filed by amendment or incorporated by reference in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 2nd day of February, 2021.

INDUS REALTY TRUST, INC.

By:	/s/ Anthony J. Galici
Name: Anthony J. Galici
Title: Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Michael S. Gamzon and Anthony J. Galici, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Maryland and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Gamzon	Director, President and Chief Executive Officer (Principal Executive Officer)	February 2, 2021
Michael S. Gamzon

/s/ Anthony J. Galici	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	February 2, 2021
Anthony J. Galici

/s/ Gordon F. DuGan	Chairman of the Board of Directors	February 2, 2021
Gordon F. DuGan

/s/ David R. Bechtel	Director	February 2, 2021
David R. Bechtel

/s/ Edgar M. Cullman, Jr.	Director	February 2, 2021
Edgar M. Cullman, Jr.

/s/ Frederick M. Danziger	Director	February 2, 2021
Frederick M. Danziger

/s/ Jonathan P. May	Director	February 2, 2021
Jonathan P. May

/s/ Molly North	Director	February 2, 2021
Molly North

/s/ Amy Rose Silverman	Director	February 2, 2021
Amy Rose Silverman

/s/ Albert H. Small, Jr.	Director	February 2, 2021
Albert H. Small, Jr.

/s/ Ardevan Yaghoubi	Director	February 2, 2021
Ardevan Yaghoubi